10f-3 REPORT

TRAVELERS SERIES FUND INC.
SMITH BARNEY MID CAP CORE PORTFOLIO

November 1, 2003 through April 30, 2004

Issuer: China Life Insurance Co.
Trade Date: 12/12/2003
Selling Dealer: CS First Boston
Amount: 57,600.00
Price: 18.68
% Received by Fund: 0.04%
% of Issue (1): 4.55% A


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary
      accounts in the amount of   6,929,600.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
China International Capital Corp
Citigroup
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc


Co-Managers (s):
China International Capital Corp
Lehman Brothers


Issuer:  Eyetech Pharmaceuticals Inc.
Trade Date:  1/29/2004
Selling Dealer: Morgan Stanley
Amount: 1,050.00
Price: 21.00
% of Issue (1): 0.50% B

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

 B - Includes purchases by other affiliated mutual funds and discretionary
      accounts in the amount of   607,950.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Merrill Lynch
Morgan Stanley

Co-Lead Manager(s):
Bear Stearns & Co Inc
Credit Suisse First Boston



Issuer: Kinetic Concept Inc.
Trade Date: 2/23/2004
Selling Dealer: Merrill Lynch
Amount: 4,350.00
Price: 30.00
% of Issue (1): 0.56% C


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
C - Includes purchases by other affiliated mutual funds and discretionary
      accounts in the amount of   2,869,500.00

10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
JP Morgan
Merrill Lynch & Co
Credit Suisse First Boston Corp
Goldman Sachs & Co


Co-Managers (s):
Citigroup
Deutsche Bank Securities Inc
Piper Jaffray Inc
SG Cowen Securities Corp

Selling Group:
Scotia Capital Inc
Wachovia Securities Inc
Wells Fargo